UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2012

ELOQUA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35616	98-0551177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1921 Gallows Road, Suite 200 Vienna, VA		22182
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 584-2750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 19, 2012, Eloqua, Inc. (“Eloqua”), OC Acquisition LLC (“Parent”), Esperanza Acquisition Corporation, a wholly-owned subsidiary of Parent (“Merger Sub”), and Oracle Corporation, the ultimate parent entity of Parent and Merger Sub (“Oracle”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, subject to satisfaction or waiver of the conditions therein, Merger Sub will merge with and into Eloqua (the “Merger”) with Eloqua surviving as a wholly-owned subsidiary of Parent.

Subject to the terms of the Merger Agreement, which has been unanimously approved by the board of directors of Eloqua, at the effective time of the Merger (the “Effective Time”), each share of Eloqua common stock issued and outstanding immediately prior to the Effective Time (other than shares owned by Oracle or any of its subsidiaries, shares held by Eloqua as treasury stock, and shares held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law), will be converted into the right to receive $23.50 in cash, without interest (the “Merger Consideration”).

At the Effective Time, (i) the vested portion of each outstanding Eloqua stock option held by any person and (ii) the unvested portion of each outstanding Eloqua stock option held by a person who is not an employee of, or consultant to, Eloqua will be automatically canceled and converted into the right to receive cash equal to the product of (x) the number of shares of Eloqua common stock issuable upon exercise of such option immediately prior to the Effective Time and (y) the Merger Consideration, less any per share exercise price of such option. At the Effective Time, the unvested portion of each outstanding Eloqua stock option held by employees and consultants of Eloqua will be assumed by Oracle pursuant to the terms of the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants of Eloqua, Parent and Merger Sub, including, among others, covenants by Eloqua to conduct its business in the ordinary course during the interim period between execution of the Merger Agreement and consummation of the Merger and not to engage in certain kinds of transactions during such period. Eloqua has also agreed, subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, any alternative transaction. In addition, each of the parties has agreed to use its reasonable best efforts to cause the Merger to be consummated. The board of directors of Eloqua has unanimously adopted resolutions recommending the adoption of the Merger Agreement by Eloqua’s stockholders, and has agreed to hold a stockholder meeting to consider and vote upon the adoption of the Merger Agreement.

The Merger is conditioned upon, among other things, approval by the stockholders of Eloqua, the expiration or early termination of the applicable pre-merger waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions.

The Merger Agreement contains certain termination rights for both Eloqua and Parent, and provides that, upon termination of the Merger Agreement under specified circumstances, Eloqua may be required to pay Parent a termination fee of $31.5 million, including if it accepts a superior acquisition proposal, and under certain other limited circumstances Eloqua may be required to pay Parent for up to $5 million of its out-of-pocket expenses in connection with the transaction.

Concurrently with entering into the Merger Agreement, the directors, executive officers and certain large stockholders of Eloqua entered into voting agreements with Parent (collectively, the “Voting Agreements”) pursuant to which they agreed, among other things, to vote their shares of Eloqua common stock for the adoption of the Merger Agreement and against any alternative proposal and against any action or agreement that would frustrate the purposes of, or prevent or delay the consummation of, the transactions contemplated by the Merger Agreement. As of the date hereof, such directors, executive officers and stockholders owned in the aggregate approximately 57% of Eloqua’s outstanding common stock. The Voting Agreements terminate upon the termination of the Merger Agreement in accordance with its terms, including if Eloqua accepts a superior acquisition proposal.

The foregoing descriptions of the Merger Agreement and the Voting Agreements do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is hereby incorporated into this report by reference, and the form of Voting Agreement, which is included as Exhibit A to the Merger Agreement filed as Exhibit 2.1 hereto and is hereby incorporated into this report by reference. The Merger Agreement, which has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about Eloqua or Parent, contains representations and warranties of each of Eloqua, Parent and Merger Sub. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement, including information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Eloqua’s or Oracle’s public disclosures.

Item 8.01 Other Events.

On December 20, 2012, Eloqua issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Document

2.1	Agreement and Plan of Merger, dated as of December 19, 2012, by and among Eloqua, Inc., OC Acquisition LLC, Esperanza Acquisition Corporation and Oracle Corporation*

99.1	Press release issued on December 20, 2012 by Eloqua, Inc.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Eloqua hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Eloqua, including statements that involve risks and uncertainties concerning Oracle’s proposed acquisition of Eloqua. When used in this document, the words “anticipates”, “can”, “will”, “look forward to”, “expected” and similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Eloqua, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this document due to a number of risks and uncertainties. Potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, the potential effects of disruption to Eloqua’s business from the pending

Merger, and the possibility that Eloqua may be adversely affected by other economic, business, and/or competitive factors. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Eloqua. In addition, please refer to the documents that Eloqua files with the SEC which identify and address other important factors that could cause results to differ materially from those contained in the forward-looking statements set forth in this document. You are cautioned to not place undue reliance on forward-looking statements, which speak only as of the date of this document. Except as required by applicable law, Eloqua does not undertake any duty to update any of the information in this document.

Additional Information about the Merger and Where to Find It

In connection with the proposed Merger, Eloqua will file a proxy statement with the SEC. Additionally, Eloqua and Oracle will file other relevant materials in connection with the proposed acquisition of Eloqua by Oracle pursuant to the terms of the Merger Agreement. The materials to be filed by Eloqua and Oracle with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Eloqua by directing a written request to Eloqua, Inc., 1921 Gallows Road, Suite 200, Vienna, Virginia 22182, Attention: Investor Relations. INVESTORS AND SECURITY HOLDERS OF ELOQUA ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER.

Eloqua, Oracle and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Eloqua stockholders in connection with the proposed Merger. Information concerning the interests of Eloqua’s and Oracle’s participants in the solicitation, which may, in some cases, be different than those of Eloqua’s stockholders generally, is set forth in the materials filed by Eloqua and Oracle with the SEC, including in Eloqua’s Registration Statement on Form S-1, and will be set forth in the proxy statement relating to the Merger when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Eloqua, Inc.

December 20, 2012	By:	/s/ Stephen E. Holsten
Stephen E. Holsten
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Document

2.1	Agreement and Plan of Merger, dated as of December 19, 2012, by and among Eloqua, Inc., OC Acquisition LLC, Esperanza Acquisition Corporation and Oracle Corporation*

99.1	Press release issued on December 20, 2012 by Eloqua, Inc.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Eloqua hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.